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The following mergers were completed on April 30, 2002. The activity of the acquired funds for the six months ended
June 30, 2002, are included in the NSAR-A filing for the AEGON/Transamerica Series Fund, Inc.


ENDEAVOR SERIES TRUST ("ENDEAVOR")*

At a special meeting of shareholders held on April 26, 2002, the results of Proposal 1 were as follows:

Proposal 1:	Approval of the adoption of an Agreement and Plan of Reorganization
(the "Plan") for each Portfolio providing for the reorganization of the
Portfolio as a corresponding series (a "Successor Portfolio") of
AEGON/Transamerica Series Fund, Inc., a Maryland corporation, and, in connection with each reorganization, the acquisition of all of the assets of the Portfolio in exchange for shares of the Successor
Portfolio, and the assumption by the Successor Portfolio of all the liabilities of the Portfolio.  The Plan also provides for the distribution of such shares of the Successor Portfolio to the shareholders of the Portfolio in liquidation and subsequent termination of the Portfolio.

CAPITAL GUARDIAN GLOBAL
	FOR 	41,223,248.548
	AGAINST	820,947.366
	ABSTAIN	3,269,295.507
	TOTAL VOTED 45,313,491.421

CAPITAL GUARDIAN US EQUITY
	FOR	58,923,071.586
	AGAINST	1,290,056.388
	ABSTAIN	4,308,167.381
	TOTAL VOTED	64,521,295.355

CAPITAL GUARDIAN VALUE
	FOR	111,121,608.215
	AGAINST	3,412,973.627
	ABSTAIN	9,451,791.558
	TOTAL VOTED	123,986,373.400

DREYFUS SMALL CAP VALUE
	FOR	117,661,562.663
	AGAINST	3,980,237.299
	ABSTAIN	11,283,826.458
	TOTAL VOTED	132,925,626.420

DREYFUS U.S. GOVERNMENT SECURITIES
	FOR	88,523,332.582
	AGAINST	3,098,502.030
	ABSTAIN	8,699,333.639
	TOTAL VOTED	100,321,168.251


ENDEAVOR ASSET ALLOCATION
	FOR	123,224,702.388
	AGAINST	3,133,248.731
	ABSTAIN	14,497,241.247
	TOTAL VOTED	140,855,192.366

ENDEAVOR ENHANCED INDEX
	FOR	104,193,421.232
	AGAINST	2,426,399.553
	ABSTAIN	11,608,888.841
	TOTAL VOTED	118,228,708.626

ENDEAVOR HIGH YIELD
	FOR	34,127,185.205
	AGAINST	480,151.717
	ABSTAIN	3,756,555.671
	TOTAL VOTED	38,363,892.593

ENDEAVOR JANUS GROWTH
	FOR	45,878,544.094
	AGAINST	938,146.514
	ABSTAIN	4,583,183.974
	TOTAL VOTED	51,399,874.582

ENDEAVOR MONEY MARKET
	FOR	246,346,338.031
	AGAINST	5,544,803.959
	ABSTAIN	33,527,160.582
	TOTAL VOTED	285,418,302.573

JENNISON GROWTH
	FOR	38,088,562.116
	AGAINST	465,572.957
	ABSTAIN	4,083,559.861
	TOTAL VOTED	42,637,694.934

T. ROWE PRICE EQUITY INCOME
	FOR	134,679,234.328
	AGAINST	3,590,132.399
	ABSTAIN	12,240,429.374
	TOTAL VOTED	150,509,796.101

T. ROWE PRICE GROWTH STOCK
	FOR	93,351,680.522
	AGAINST	2,718.132.108
	ABSTAIN	8,124,422.974
	TOTAL VOTED	104,194,235.604

T. ROWE PRICE INTERNATIONAL STOCK
	FOR	90,415,620,013
AGAINST	2,450,314.775
ABSTAIN	7,228,156.349
TOTAL VOTED	100,094,091.137


*Upon shareholder approval, Endeavor was merged into ATSF and no longer exists.